UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2011

Five Star Quality Care, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-16817	04-3516029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices) (Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2011, Five Star Quality Care, Inc., or the Company, entered into a letter agreement, dated November 18, 2011, with Rosemary Esposito, the Company’s Senior Vice President and Chief Operating Officer.  Pursuant to the letter agreement, Ms. Esposito will resign from the Company effective December 31, 2012, subject to her earlier termination.  Until her resignation under the letter agreement, Ms. Esposito will continue to serve as the Company’s Senior Vice President and Chief Operating Officer, provided that the Company may transition her role to a consultant any time after June 30, 2012, which transitioning would not modify the Company’s obligations under the letter agreement.  Under the letter agreement, the Company will continue to pay Ms. Esposito a base salary of $300,000 per annum through December 31, 2012, and bonuses of not less than $440,000 for the calendar year 2011 and $484,000 for the calendar year 2012.  The letter agreement provides that for the year 2011 only Ms. Esposito will be entitled to participate in a manner consistent with prior practices in the Company’s equity compensation plan in which other senior executives of the Company participate.  In addition, the vesting of all Company restricted shares previously awarded to Ms. Esposito that are unvested as of Ms. Esposito’s retirement date shall be fully accelerated as of that time, and Ms. Esposito has agreed to vote her Company shares in accordance with the recommendations of the Company’s Board of Directors.  Under the letter agreement, Ms. Esposito is entitled to four weeks vacation per calendar year and would be paid for accrued and unused vacation time on her resignation date.  Further, the Company would maintain and provide benefits to Ms. Esposito pursuant to medical, dental and disability insurance plans in effect for the Company’s other senior executives and the Company will provide her with outplacement benefits from and after the earlier of her becoming a consultant to the Company and January 1, 2012, until December 31, 2013, at a cost not to exceed $30,000.  In addition, the letter agreement provides that, if Ms. Esposito is employed as of December 30, 2012, or if she is earlier terminated without cause, as defined, Ms. Esposito will be entitled to receive severance compensation and benefits, provided she signs and returns a release of claims in the form provided, including continuation of her base salary through December 31, 2014, payable in accordance with the Company’s normal payroll procedures; continuation of life insurance and long term disability benefits, which will be maintained by the Company at current levels; and continuation of health insurance through December 31, 2014, if permitted under the Company’s health insurance plan in effect on December 31, 2012, with Ms. Esposito responsible for payment of all her employee contributions.  In the event of Ms. Esposito’s death during the severance period, the severance pay accruing from and after her date of death shall cease to be payable, but the full value of the life insurance benefit shall be paid to her life insurance beneficiary.  During the severance period, Ms. Esposito agrees to be available for consulting services, not to exceed 100 hours per year, at the Company’s sole discretion.

Ms. Esposito may terminate her employment under the letter agreement at any time by giving 30 days’ written notice to the Company, subject to the Company’s right to accelerate her departure date.  In addition, the Company may terminate Ms. Esposito’s employment for cause, as defined.  If Ms. Esposito terminates her employment or the Company terminates her employment for cause, Ms. Esposito would be entitled to no payments, salary, continuation, severance or other benefits, except for her accrued but unpaid base salary through her termination date, for payment for accrued but unused vacation time up to her termination date, and for statutory benefit continuation rights, subject to conditions.  In addition, Ms. Esposito’s employment under the letter agreement will terminate if she dies or suffers a disability, as defined, in which case, Ms. Esposito would only be entitled to the payments and benefits that she would receive if she terminated her employment or if the Company terminated her employment for cause, except that she would be entitled also to receive a prorated bonus to the extent accrued but unpaid through the date of her death or disability.  If Ms. Esposito’s employment is terminated for any other reason, she would receive all the benefits, payments, severance (provided she timely executes a release of claims in the form provided), participations and compensation outlined in the letter agreement.

Under the letter agreement, Ms. Esposito released the Company from claims she may have against the Company for all time periods prior and up to November 30, 2011, and agreed not to solicit the Company’s employees or accounts from the date of the letter agreement through the third year anniversary of her resignation date.  Pursuant to the letter agreement, Ms. Esposito may revoke her signature to the letter agreement at any time until November 29, 2011, in which event the letter agreement would not be effective.

The foregoing description of the letter agreement is not complete and is subject to and qualified in its entirety by reference to the letter agreement, a copy of which is attached as Exhibit 10.1, and which letter agreement is incorporated herein by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2011, the Board of Directors of the Company, adopted amended and restated bylaws of the Company, effective that same day.  The amended and restated bylaws add a new provision providing stockholders with the ability to recommend to the Nominating and Governance Committee of the Board of Directors an individual as a nominee for election to the Board of Directors by written notice to the Chair of the Nominating and Governance Committee and the Secretary of the

Company, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and stockholder that the stockholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations.  The amended and restated bylaws provide that in considering such a recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the stockholder making the recommendation and that the Nominating and Governance Committee will consider any such recommendation in its discretion.

The amended and restated bylaws also change the advance notice procedures to require that any one or more stockholders seeking to nominate an individual to the Company’s Board of Directors at an applicable meeting of stockholders must, individually or in the aggregate, hold at least 3% of the Company’s shares of common stock entitled to vote at the meeting on such election and must have held such shares continuously for at least three years at the date such stockholder or stockholders give the advance notice required by the amended and restated bylaws.  Under the Company’s bylaws as they existed immediately prior to the adoption of the amended and restated bylaws, a stockholder seeking to make such a nomination must have continuously held at least $2,000 in market value, or 1%, of the Company’s shares of common stock entitled to vote at the meeting for at least one year from the date the stockholder gave its advance notice.  The share ownership requirement for stockholders seeking to propose business at an annual meeting, other than the nomination of individuals to the Board of Directors, was not changed.

The amended and restated bylaws change the time period for which information regarding certain transactions in the Company’s securities by stockholders making a nomination of an individual for election to the Board of Directors or proposing other business, as well as by the proposed nominee and certain other persons, must be provided in the stockholder’s notice from 24 months to 36 months.  The amended and restated bylaws also add a provision requiring a stockholder making such a nomination to include with its notice a signed and notarized statement certifying the truth and completeness of all information contained in the notice, the notice’s compliance with the advance notice procedures and that such stockholder will continue to hold all shares of common stock through and including the time of the applicable meeting and requiring a signed and notarized certificate of each proposed nominee certifying that the information in such notice regarding the proposed nominee and certain associated persons are true and complete and comply with the advance notice procedures.  In addition, the amended and restated bylaws change the qualifications to be nominated or elected as a director to include the requirement that all directors have been nominated in accordance with the Company’s bylaws.

The amended and restated bylaws change the procedures for selecting arbitrators in a multi party arbitration of disputes.  Under those procedures, all claimants, on the one hand, and all respondents, on the other hand, shall each select one arbitrator; if either all claimants or all respondents fail to timely select an arbitrator, then such arbitrator shall be appointed by the parties who appointed the first arbitrator.  Under the Company’s bylaws as they existed immediately prior to the adoption of the amended and restated bylaws, the American Arbitration Association would have appointed that second arbitrator under those circumstances.  The amended and restated bylaws also included certain other conforming changes.

The foregoing description of the Company’s amended and restated bylaws is not complete and is subject to and qualified in its entirety by reference to the amended and restated bylaws, a copy of which is attached as Exhibit 3.1, and which amended and restated bylaws are incorporated herein by reference.  In addition, a marked copy of the Company’s amended and restated bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of those amended and restated bylaws is attached as Exhibit 3.2.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Five Star Quality Care, Inc. adopted November 22, 2011

3.2	Amended and Restated Bylaws of Five Star Quality Care, Inc. adopted November 22, 2011 (marked copy)

10.1	Letter agreement, dated November 18, 2011, between Five Star Quality Care, Inc. and Rosemary Esposito

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Paul V. Hoagland
Name:	Paul V. Hoagland
Title:	Treasurer and Chief Financial Officer

Dated:  November 28, 2011

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of Five Star Quality Care, Inc. adopted November 22, 2011

3.2	Amended and Restated Bylaws of Five Star Quality Care, Inc. adopted November 22, 2011 (marked copy)

10.1	Letter agreement, dated November 18, 2011, between Five Star Quality Care, Inc. and Rosemary Esposito